SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 1999

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                      333-08305               13-3895294
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               Limmattalstrasse 10
                          8954 Geroldswil, Switzerland
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: 011-41-1-749-3103
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ITEM 2. Acquisition or Disposition of Assets

On November 15, 1999, UTG Communications International, Inc., a Delaware corporation (the "Company"), completed its acquisition of 51% of the outstanding shares of common stock of Music Line AG, a Swiss corporation ("Music Line"), pursuant to a Stock Purchase Agreement dated as of August 9, 1999 (the "Stock Purchase Agreement"), between Ueli Ernst, the Company's Chairman and Chief Executive Officer, and the Company.

Pursuant to the Stock Purchase Agreement, the Company acquired 51 shares of Music Line common stock, representing 51% of the outstanding shares of Music Line common stock in consideration for (1) 1,750,000 shares of the Company's common stock, (2) the assignment to Mr. Ernst of a receivables account of the Company in the principal amount of approximately $790,000, and (3), if Music Line's net profits reach at least $300,000 during the fiscal year ending March 31, 2000 or March 31, 2001, an additional 350,000 shares of the Company's common stock.

On October 20, 1999, this transaction was approved at a shareholders' meeting at the Company's principal offices in Geroldswil, Switzerland, by the affirmative vote of the holders of 1,623,065 shares of the Company's common stock, representing more than two-thirds of the Company's shares of common stock not held by Mr. Ernst or persons affiliated or associated with him.

It is anticipated that Music Line AG, a music CD marketing company, active in the European market, will become the Company's e-commerce service provider.

ITEM 7 Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired:

      The financial statements to be filed with this report will be filed by amendment within 60 days of the date of this filing pursuant to the provisions of Item 7(a)(4) of Form 8-K.

(b)   Pro forma financial information:

      The pro forma financial information to be filed with this report will be filed by amendment within 60 days of the date of this filing pursuant to the provisions of Item 7(b)(2) of Form 8-K.


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

(c)   Exhibits:

      10.37 Stock Purchase Agreement dated as of August 9, 1999 between the Company and Ueli Ernst (incorporated by reference to Exhibit 10.37 to the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1999 and incorporated herein by reference.)

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Geroldswil, Switzerland on this 29th day of November 1999.

                                          UTG COMMUNICATIONS INTERNATIONAL, INC.


                                          By:    /s/ Ueli Ernst
                                                 -------------------------------
                                                 Ueli Ernst
                                                 Chairman and CEO
                                                 (Principal Executive Officer)


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